Exhibit 99.1 PRESENTATION MATERIALS November 2020

WHAT DRIVES US VISION MISSION VALUES To be the partner of choice for financial To help our clients achieve To serve our clients with integrity, services in the markets we serve, and one financial success. excellence, responsibility and of the nation's top performing financial passion. institutions. Our vision, mission and values drive a culture that is centered on client needs, rooted in service excellence, dedicated to bettering our communities, focused on attracting top industry talent and influenced by technological change. 2

FIRST MIDWEST TODAY A Premier Commercial Bank With a Robust Distribution Network • Multi-state, Midwestern reach ▪ $21bn of total assets ▪ $13bn of AUM ▪ Chicago's 3rd largest independent bank – Top 10 deposit share in Chicago MSA – #2 deposit share in South Metro – 3rd largest wealth management platform in IL Assets have grown at 18% CAGR since 2016 $21bn $18bn Park Bank $16bn Bridgeview ($1.2bn) $14bn Northern Standard Bank $11bn States ($1.1bn) PPP loans Bank ($0.6bn) ($1.2bn) ($2.6bn) 2016 2017 2018 2019 Q3 '20 EXPANSION DRIVEN BOTH ORGANICALLY AND THROUGH DISCIPLINED ACQUISITIONS Source: Company filings and SNL Financial Note: See the accompanying "Glossary of Terms" and "Footnotes" slides for details on the definitions of certain terms and footnotes used. 3

EXPERIENCED AND WELL-REGARDED MANAGEMENT TEAM Years at Years in First Financial Executive Position Midwest Services Prior Experience Michael L. Scudder Chairman / Chief Executive Officer 34 35 Various leadership roles since joining the Bank in 1986 Head of Commercial Banking for Associated Banc-Corp, from Mark G. Sander Chief Operating Officer 9 40 2009 to 2011 and held various leadership positions at Bank of America and LaSalle Bank Chief Financial Officer at Fulton Financial Corporation from 2014 to 2016, Chief Financial Officer of Wholesale Banking at Patrick S. Barrett Chief Financial Officer 4 30 SunTrust and held various leadership positions at JPMorgan Chase & Co. Executive Vice President and Regional Credit Executive for Kevin P. Geoghegan Chief Credit Officer 2 35 PNC Financial Services from 2009 to 2019 and previously at National City Bank, Comerica and Manufacturers National Senior Vice President and Market Executive at Bank of Michael W. Jamieson Director of Commercial Banking 5 40 America Merrill Lynch and Group Senior Vice President at LaSalle Bank Executive Vice President, Sales and Service at RBS/Citizen's Thomas M. Prame Director of Consumer Banking 9 26 Bank and held various leadership positions with Element Funding and Colonial BancGroup 4

OUR STRATEGIC PRIORITIES Building the Build the BalancingStrongest Team Strongest Team Risk & Investment Inspire, engage and reward Investment in capabilities, processes colleagues and technology Empower leaders to build high Maintain risk and information security performing teams standards Attract and retain top talent Enhance process efficiency Increase and encourage diversity and inclusion Strategic Growing & Priorities Diversifying Expanding Revenues Strategically Retain customers and enhance Execute targeted geographic expansion cross-selling for banking and related businesses Seek net new client growth Build scale, market share and core Leverage technology to enhance funding within our footprint and across digitization adjacent markets 5

GUIDANCE THROUGH UNPRECEDENTED TIMES Global pandemic, national emergency declared mid-March 2020 Rapidly evolving environment, ~8% unemployment in September Radical pivot and response, with energy and focus shifted to health, safety and well-being of clients, colleagues and communities Numerous accomplishments that fell outside of the ordinary course of business: – Adapted platforms, distribution and operating model – Heightened safety and expanded support for colleagues – Recognized and assisted with the stress on individual and business cash flow needs – Enhanced community support Displayed strength and character of our Company and team Tremendous "can do" spirit 6

GETTING OUR MOMENTUM BACK

Implemented a phased-in return to the workplace approach beginning June 22

~62% of branches fully open and 164 ATMs operating at full capacity

Helped ~9,000 clients through payment deferrals and fee assistance programs

Funded over $1.2bn of PPP loans for ~6,700 clients; impacted the lives of ~150,000 small business employees and their families

Committed $2.5mm to supporting our communities

Supporting Our Colleagues

- Enhanced health insurance programs and access to retirement benefits to provide greater flexibility, coverage and additional support
- Expanded paid time off programs
- Added provisions for emergency medical and hardship loans

Supporting Our Clients

- Branches accessible with enhanced health and safety protocols
- Reopening of certain branch lobbies
- Offering payment deferral and fee assistance programs and services:
  - Consumer, mortgage, auto loan deferrals and fee assistance
  - Commercial loan deferrals and fee assistance
  - Suspension of foreclosure and repossession actions
- Ongoing participation in the SBA's Paycheck Protection Program

Supporting Our Communities

- $2.5mm contribution from the First Midwest Charitable Foundation
- Aiding individuals and families through affordable housing and financial sustainability and supporting small businesses
- Enhanced matching gifts programs to support colleague donations

LEVERAGING OUR STRENGTHS TO SUPPORT OUR CLIENTS AND COMMUNITIES

Note: See the accompanying "Glossary of Terms" and "Footnotes" slides for details on the definitions of certain terms and footnotes used.

First Midwest Bancorp, Inc. 7

OUR COMMITMENT TO CORPORATE SOCIAL RESPONSIBILITY Driving an Building Diversity Deepening Strong Inclusive Workplace in Our Organization Colleague Engagement Corporate Governance • Launched unconscious bias • Recognized for board diversity • Our commitment to strong, training sessions to develop Recognized as one transparent corporate governance of the 2020 Chicago inclusive leadership and cultural 47% of our hires into senior and ethical business practice starts competency skills roles were women Tribune Top Places with our Board of Directors and to Work executive leadership team • Redesigned our learning of our hires into senior roles curriculum to emphasize the 24% were racial minorities • All colleagues adhere to a power of inclusive leadership to Recognized and as one comprehensive Code of Ethics and of Forbes' Best-In- inspire high-performing teams of our rotational development Standards of Conduct State Banks in 2019 and colleagues 50% class represented racial and gender diversity Commitment to Community Development Sustainable Business Operations • Implemented an enhanced shredding and recycling program 20+ 8,000 • Increased hoteling stations for colleagues with flexible work consecutive years - participants in saving and budgeting, schedules, resulting in fewer vehicles on the roads and a Outstanding CRA rating homeownership and other financial reduction in carbon emissions literacy education programs • In 2019, we recycled 826,000 pounds = 413 tons of material $1.5mm $186mm translating to: 7,000 saved trees of donations to nonprofit organizations of community development 24,000 pounds of eliminated pollutants in our local communities in 2019 loans in 2019 1.6mm kilowatts in saved energy 8

INVESTMENT HIGHLIGHTS ü Premier Midwest-based Commercial Bank with Attractive Operational Footprint ü Relationship-driven Strategy, Supported by Leading Core Deposit Foundation ü Diversified Loan Portfolio and Disciplined Underwriting Drive Strong Credit ü Delivering Excellence(1) Experience Provides Opportunity for Continuous Improvement ü Capital Levels Provide Future Flexibility ü Platform for and Track Record of Integrating Accretive, Attractive Acquisitions Note: See the accompanying "Glossary of Terms" and "Footnotes" slides for details on the definitions of certain terms and footnotes used. 9

LOW COST, CORE FUNDING Average Deposits and Composition Cost of Deposits 0.79% 0.80% $15,801 $15,304 0.71% 14% 16% 0.64% $13,447 $13,411 $13,386 0.62% 0.59% 0.60% 18% 23% 23% 22% 17% 0.51% 15% 16% 17% 17% 17% Demand Savings 0.40% 0.36% NOW Money market 19% 17% 17% 85% Time 15% 0.28% 15% Core 0.26% Our 15% 15% 15% Advantage 0.20% 0.17% 35% 36% Q3 '19 Q4 '19 Q1 '20 Q2 '20 Q3 '20 28% 29% 29% (2) First Midwest Peers Q3 '19 Q4 '19 Q1 '20 Q2 '20 Q3 '20 • Cost of deposits ~10bps less than peers(2) • Granular and tenured deposit base • Historical cost of deposits advantage has averaged approximately – Mix shift to 56% Retail, 34% Commercial, 10% Public, due 20bps over the past three years to PPP funds • Core deposit ratio of 85%; average tenure 13 years STRONG CORE DEPOSIT FOUNDATION; MIX AND TENURE PROVIDE A COMPETITIVE ADVANTAGE Dollars in millions; Balances shown are QTD averages Source: Company filings and SNL Financial Note: See the accompanying "Glossary of Terms" and "Footnotes" slides for details on the definitions of certain terms and footnotes used. 10

DIVERSIFIED LOAN PORTFOLIO Growing, Diversifying Our Loan Portfolio Credit Trends 0.42% $14,934 $14,653 8% $13,965 8% 0.40% 0.37% $12,841 $13,754 $12,773 $13,457 PCD 0.36% impacts 25% 24% 24% NCOs with 25% 0.33% 23% 0.32% no impact on provision 0.30% 0.29% 24% 23% 23% 0.27% 27% 27% 0.26% 12% 11% 11% 11% 10% 2% 2% 2% 3% 3% 0.20% 32% Q3 '19 Q4 '19 Q1 '20 Q2 '20 Q3 '20 32% 36% 35% 36% NCOs/Avg Loans(3) NCOs/Avg Loans, excluding PCD and PPP Loans(3)(4) • Granular, diversified mix • NCOs/Avg Loans, excluding PCD and PPP loans(3)(4), of Q3 '19 Q4 '19 Q1 '20 Q2 '20 Q3 '20 0.26% within normalized range - reflective of current mix C&I Agricultural – ~6bps of NCOs attributed to higher-yielding Owner-occupied CRE Investor CRE unsecured consumer lending Consumer PPP • Charge-offs on PCD loans factored into acquisition pricing Dollars in millions Source: Company filings and reports Note: See the accompanying "Non-GAAP Financial Information," "Glossary of Terms," and "Footnotes" slides for details on the calculations of these metrics, definitions of certain terms, 11 and footnotes used.

MEANINGFULLY DIVERSIFIED AND WELL-RESERVED First Midwest's Portfolio Has Meaningfully Diversified Well-Reserved for Potential Loss Content Change in 2.00% Q4 '09(5) Q3 '20(6) 1.68% Composition 1.83% 1.43% C&I 28% 34% 6% 1.01% Agricultural 4 3 (1) 1.00% CRE 87% 74% 0.74% Multifamily 7 7 — 0.64% Construction 11 5 (6) 0.00% Owner-Occ CRE 14 12 (2) Q3 '20 Investor CRE 23 13 (10) ACL/Loans Consumer ACL/Loans, excluding PPP loans(4) NPLs/Loans 1-4 family 3 17 14 (4) 13% 26% NPLs/Loans, excluding PCD loans Other 10 9 (1) Peer Median(2) Highlights • Re-balanced mix of corporate and consumer loans • Lowered levels of construction and investor CRE loans within the corporate portfolio • ACL levels leave us well-positioned in the current environment Source: Company filings and reports Note: Financial data as of the most recently reported quarter. Note: See the accompanying "Non-GAAP Financial Information," "Glossary of Terms," and "Footnotes" slides for details on the calculations of these metrics, definitions of certain 12 terms, and footnotes used.

LOAN DIVERSIFICATION - CORPORATE

$9.9bn(6)

74% of Total Loans, excl PPP(6)

34% C&I / 37% CRE / 3% Agricultural



Other C&I Loans
Senior Housing
Healthcare Services / Hospitals
Leveraged Finance
Elevated Risk
(both C&I and CRE categories)
Multi-family
Construction
Office, Industrial, and Other Investor CRE
Owner Occupied CRE
Retail - CRE
Agricultural
C&I
CRE
Agricultural

Sector	$	%(6)	Risk Mitigants
Elevated Risk			
Recreation / Entertainment	$230	1.7%	Very granular, real estate secured
Hotels	160	1.1%	All major brands, avg. LTV 50%
Restaurants	120	0.9%	Very granular, real estate secured
Total	$510	3.7%	
Other Areas of Focus			
Investor CRE:			
Retail	$450	3.3%	Service oriented strip centers
Office	440	3.3%	Diversified, largely suburban
Leveraged Finance	410	3.1%	Granular, relationship equity sponsors

SOLID UNDERWRITING AND GRANULAR, DIVERSIFIED PORTFOLIO MITIGATES RISKS

Dollar amounts in millions unless otherwise noted

Note: See the accompanying "Glossary of Terms" and "Footnotes" slides for details on the definitions of certain terms and footnotes used.

First Midwest Bancorp, Inc. 13

SUPPORTING OUR CLIENTS - LOAN DEFERRALS

Loan Deferrals by Sector *

Sector	First Round #	First Round $mm	First Round % of Portfolio(6)	Second Round #	Second Round $mm	Second Round % of Portfolio(6)
Corporate						
Hotels	45	$138	88%	16	$71	45%
Recreation / Entertainment	58	111	49%	15	55	25%
Restaurants	126	65	55%	37	22	18%
Total Elevated Risk Sectors	229	314	63%	68	148	30%
Franchise	265	203	70%	47	39	14%
Retail CRE	126	264	59%	18	52	12%
Office, Industrial, and Other Investor CRE	232	208	17%	43	42	3%
Owner Occupied CRE	299	209	22%	35	25	3%
Construction	42	89	15%	6	6	1%
Multi-family	105	103	12%	12	8	1%
Healthcare Services / Hospitals	527	190	24%	7	3	1%
Senior Housing	1	15	4%	—	—	—%
Agricultural	18	13	4%	—	—	—%
Leveraged Finance	1	5	1%	—	—	—%
All other corporate	1,074	166	6%	82	10	—%
Total Corporate	2,919	1,779	18%	318	333	3%
Consumer						
1-4 Family / HELOC	844	251	7%	114	38	1%
Other Installment	2,198	26	6%	337	5	1%
Total Consumer	3,042	277	7%	451	43	1%
Total	5,961	$2,056	15%	769	$376	3%

Highlights

- Second round significantly lower than first round (90 days)
  - ~3% have a second round deferral, ~ 20% of first round deferrals

***Percentages reflect portion of outstanding balances within a sector with a deferral as of September 30, 2020.**
Dollar amounts in millions unless otherwise noted
Note: See the accompanying "Non-GAAP Financial Information," "Glossary of Terms" and "Footnotes" slides for details on the calculations of these metrics, definitions of certain terms, and footnotes used.

First Midwest Bancorp, Inc. 14

LOAN DIVERSIFICATION - CONSUMER

$3.5bn[6]
26% of Total Loans, excl PPP[6]


Home Equity
Avg. FICO - 765
Avg. LTV - 71%
Other Installment
Avg. FICO - 761
1-4 Family
Avg. FICO - 778
Avg. LTV - 67%
Elevated Risk Segment

Sector	$	%[6]	Risk Mitigants
Unsecured Installment	$240	1.8%	~90% have FICO > 700; Avg loan size ~$9k

HIGH QUALITY CREDIT - GEOGRAPHICALLY DISPERSED

Note: See the accompanying "Glossary of Terms" and "Footnotes" slides for details on the definitions of certain terms and footnotes used.

First Midwest Bancorp, Inc. 15

SUPPORTING OUR CLIENTS - PPP RESPONSE SBA Paycheck Protection Program # of Loans Total $mm SBA Fee % Up to $150,000 5,167 $216 5% Approved 6,700 applications; ended August 8th $150,000 to $350,000 784 180 5% Received SBA approval on $1.2bn in funding $350,000 to $2mm 711 563 3% 95% existing FMB clients; 5% new clients (count) Over $2mm 71 241 1% SBA began accepting forgiveness mid-August Total 6,733 $1,200 PPP Forgiveness • Average loan size $178,000 vs median of $45,000; reflects (7) concentration to small business customers Not started 53% • Weighted-average gross fee of 3% Paperwork in Process 25% – Expect to recognize net fee of 2% over life of the program Submitted to SBA 22% Approved —% Data as of September 30, 2020 Dollar amounts in millions unless otherwise noted Note: See the accompanying "Glossary of Terms" and "Footnotes" slides for details on the calculations of the definitions of certain terms and footnotes used. 16

ASSET QUALITY

Non-performing Assets



2.00%
1.00%
0.00%
$109
0.85%
$163
45
1.09%
0.87%
118
$163
40
1.11%
0.93%
123
Q3 '19
Q4 '19
Q1 '20
Q2 '20
Q3 '20
Period Ending
NPAs, excluding PCD
PCD NPAs
NPAs / Loans + Foreclosed Assets
NPAs / Loans + Foreclosed Assets, excluding PCD & PPP Loans (4)

Adverse Rated Performing Loans



8.00%
6.00%
4.00%
2.00%
$357
172
3.66%
185
$450
193
4.40%
3.94%
257
$707
7.13%
6.36%
312
395
Q3 '19
Q4 '19
Q1 '20
Q2 '20
Q3 '20
Special Mention
Substandard
Adverse Rated Performing Loans to Corporate Loans
Adverse Rated Performing Loans, excluding PPP Loans, to Corporate Loans (4)

Highlights

- Credit performance stable away from expected risk rating migration
  - NPA metric, excluding PCD & PPP[4] loans of 0.93%, up 6bps and 8bps from Q2 '20 and Q3 '19, respectively
  - Adverse rated performing loans of $707mm, up $257mm, concentrated in elevated risk sectors from Q2 '20
    - Special mention 55% of increase; 45%, or $60mm, in elevated risk sectors
    - Substandard 45% of increase; 75%, or $90mm, in elevated risk sectors

CREDIT PERFORMANCE STABLE AWAY FROM EXPECTED RISK RATING MIGRATION

Dollar amounts in millions

Note: See the accompanying "Non-GAAP Financial Information," "Glossary of Terms," and "Footnotes" slides for details on the calculation of these metrics, definitions of certain terms, and footnotes used.

First Midwest Bancorp, Inc. 17

ALLOWANCE - WELL RESERVED Net Charge-offs to Average Loans, excl PPP(3)(4) Highlights 0.46% 0.50% NCOs to average loans of 0.26%, excluding PCD and PPP(3)(4), 0.37% 0.38% down compared to prior periods 0.40% 0.35% • $7mm - PCD loans that were fully reserved 0.29% 0.27% • $9mm - legacy loans 0.30% 0.26% • Unsecured installment product within consumer contributes 0.20% to quarterly NCO rate of 6 to 11bps – Online product with average yield of ~8% 0.10% – NCOs trending favorable with tightening of underwriting standards 0.00% Q3 '19 Q4 '19 Q1 '20 Q2 '20 Q3 '20 Maintained robust ACL levels consistent with Q2 '20 in light of the Corporate Consumer PCD environment • 1.83%, excluding PPP(4) Allowance • 1.59% excluding PCD and PPP loans(4) 2.00% 1.80% 1.83% • $37mm PCD reserve on acquired loans 1.68% 1.66% • $10mm in Q3, $63mm YTD '20 of provision to incorporate 53 estimated impact of the pandemic 63 44 0.86% 37 1.00% $247 151 147 110 —% Q3 '19 Q4 '19 Q1 '20 Q2 '20 Q3 '20 ACL - Other PCD Pandemic (4) Allowance / Loans Allowance / Loans, excluding PPP loans Dollar amounts in millions Note: See the accompanying "Non-GAAP Financial Information," "Glossary of Terms," and "Footnotes" slides for details on the calculation of these metrics, definitions of certain terms, and footnotes used. 18

OPERATING PERFORMANCE REFLECTIVE OF CURRENT ENVIRONMENT NIM, Adjusted(4) Fee Income Ratio(4) 3.59% Compression due to the impact of the low 30% 3.60% 3.48% interest rate environment and current Reflects strong noninterest income economic conditions due to pandemic. growth through Q4 '19, 2020 impacted by economic conditions. Q3 '20 fee volumes 3.40% 3.37% 25% recovering. 22% 3.20% 21% 21% 20% 2.98% 3.00% - Benefits of higher rates and growth more 20% than offset higher funding costs 2.79% 17% 2.80% 15% Q3 '19 Q4 '19 Q1 '20 Q2 '20 Q3 '20 Q3 '19 Q4 '19 Q1 '20 Q2 '20 Q3 '20 Efficiency Ratio(4) EPS, Adjusted(4) (1) Recurring benefits of Delivering Excellence $0.60 2020 reflects the impact of the low 64.00% through 2019. 2020 expenses well $0.52 $0.51 interest rate environment and the current controlled, metric impacted by 64% economic conditions due to pandemic. 62.00% $0.50 economic conditions due to 60% 60% pandemic. 60.00% $0.41 $0.40 $0.40 $0.38 Pandemic 58.00% $0.33 ACL impact 56% of $0.07 56.00% $0.30 54% $0.22 54.00% $0.19 $0.20 52.00% Q3 '19 Q4 '19 Q1 '20 Q2 '20 Q3 '20 Q3 '19 Q4 '19 Q1 '20 Q2 '20 Q3 '20 Source: Company filings and reports Note: See the accompanying "Non-GAAP Financial Information," "Glossary of Terms," and "Footnotes" slides for details on the calculations of these metrics, definitions of certain terms, and footnotes used. 19

FINANCIAL REVIEW AND OUTLOOK 20

Q3 '20 EARNINGS HIGHLIGHTS



Earnings Per Share
$0.6
$0.4
$0.2
$-
$0.52
$0.49
$0.51
$0.47
$0.41
$0.22
$0.37
$0.18
$0.38
$0.19
$0.35
$0.16
$0.40
$0.33
$0.28
$0.21
Q3 '19
Q4 '19
Q1 '20
Q2 '20
Q3 '20
EPS, adjusted(4)
EPS
Pandemic

Earnings

EPS of $0.21 for Q3 '20; impacted by optimization strategies and the continued impact of the pandemic:

- $0.12 of retail and balance sheet optimization costs
- $0.07 of loan loss provision for pandemic related ACL
  - $0.17 impact to Q2 '20
  - $0.19 impact to Q1 '20
- $0.01 of pandemic expenses



Pre-Tax, Pre-Provision Earnings(4)
$100.0
$80.0
$60.0
$40.0
$20.0
$-
$89
$84
$73
$72
$66
$63
$72
$71
Q3 '19
Q4 '19
Q1 '20
Q2 '20
Q3 '20
Pre-tax, pre-provision earnings(4)
Pandemic

Pre-Tax, Pre-Provision Earnings(4)

Up 13%, or $8mm from Q2 '20, impacted primarily by:

- Noninterest income up $8mm, or 23%, reflective of record mortgage banking income and higher transaction volumes
- Controlled noninterest expense, adjusted(4), to $112mm, down 3%

Down 20%, or $18mm from Q3 '19, impacted primarily by:

- NII down $8mm due to lower interest rates and accretion, partly offset by acquisitions and growth
- Noninterest expense, adjusted(4) up $7mm due to Park, pandemic, merit, and mortgage commissions
- Noninterest income down $2mm due to lower transaction volumes due to the pandemic

RESULTS CONTINUE TO BE IMPACTED BY PANDEMIC AND LOWER RATES; FEE VOLUMES RECOVERING

Amounts in millions, except per share data

Note: See the accompanying "Non-GAAP Financial Information," "Glossary of Terms" and "Footnotes" slides for details on the calculations of these metrics, definitions of certain terms, and footnotes used.

First Midwest Bancorp, Inc. 21

OPTIMIZATION STRATEGIES

Continuing Our Commitment to Deliver Excellence and Meet the Evolving Needs and Preferences of Our Clients

Retail Optimization

Consolidation of 17 branches in 2021, representing 15% of our branch network

- Nearly all locations are within close proximity to another First Midwest branch; minimal disruption and attrition
- Approximately half have been closed over the past six months due to the pandemic
- $16mm in pre-tax one-time costs, earn back of ~2 years

Expected Run Rate Impact

~$8mm in pre-tax expense reduction in 2021, ~$9mm thereafter

ATM network outsourcing of 100% of 164 ATMs

- Modernizes our fleet through technology upgrades resulting in a better client experience
- Leverages scale of a third-party for operating costs
- Positions the bank on a glide path to stay current with advancing ATM technology
- $2mm in pre-tax one-time costs

Expected Run Rate Impact

~$500k in pre-tax expense reduction in 2021 and thereafter

Balance Sheet Optimization

Terminated $1.1bn in swaps and reduced borrowed funds

- Long-term pay fixed swap termination as a result of excess liquidity in light of market conditions
- Reduced borrowed funds in Q3 and Q4 which were hedged to terminated swaps
- $14mm of pre-tax gains on sales of $160mm of securities fully offset $14mm of pre-tax swap termination costs

Expected Run Rate Impact

~$5mm in pre-tax net interest income added to 2021

Amounts in millions

Note: See the accompanying "Glossary of Terms" and "Footnotes" slides for details on the definitions of certain terms, and footnotes used.

First Midwest Bancorp, Inc. 22

STRONG CAPITAL, SUSTAINED DIVIDEND

Regulatory Capital Ratios:	Q3 '19	Q4 '19	Q1 '20	Q2 '20	**Q3 '20**
• **CET1 capital to RWA**	10.18%	10.52%	9.64%	9.70%	**9.97%**
• **Tier 1 capital to RWA**	10.18%	10.52%	9.64%	11.19%	**11.48%**
• **Total capital to RWA**	12.62%	12.96%	12.00%	13.70%	**14.06%**

Robust Capital Levels



Excess Capital Above Conservation Buffer
CET1 Capital
4.50%
7.0%
9.97%
$452mm
Tier 1 Capital
6.00%
8.50%
11.48%
$453mm
Total Capital
8.00%
10.5%
14.06%
$542mm
Minimum Requirement
FMBI
Capital Conservation Buffer

Highlights

- Overall, capital ratios increased as a result of retained earnings, includes:
  - Robust ACL
  - Q3 '20 dividend of $0.14 per common share, consistent with Q2 '20
- Issued $231mm of preferred stock in Q2 '20; impacted total and Tier 1 capital ratios
- Elected CECL transition for regulatory capital relief in 2020
  - Retains ~30bps of CET1 and tier 1 capital
- Strong excess capital position, solid operating leverage and credit reserves
  - Capital levels remain sufficient in a severely adverse economic scenario
  - Consistent with mid-size, regional, and national peers
- TBV per common share up 8% from Q2 '20

Source: Company filings and reports
Note: See the accompanying "Non-GAAP Financial Information," "Glossary of Terms," and "Footnotes" slides for details on the calculations of these metrics, definitions of certain terms, and footnotes used.

First Midwest Bancorp, Inc. 23

OUTLOOK RECAP We offer commentary on factors influencing 2020 outlook for key categories. Guidance below is dependent upon the duration and severity of the pandemic and the effectiveness of government stimulus actions. Loans and Deposits • Dependent upon economic conditions, customer behavior and stimulus • PPP will further impact NII and NIM • NII stable, and NIM, adj.(4) expanding in the near term, reflecting expected earning asset and customer liquidity outflows • Accretion of ~$27mm for full year '20 reflecting CECL transition, ~$3mm reclass to lower provision • Includes potential impacts from PPP Noninterest Income • Modestly up from Q3, excluding the volatility of mortgage banking income • Dependent upon length and severity of the pandemic and customer behavior Noninterest Expense, Adjusted • Modestly up from Q3, impacted by delayed expenses and reopening of branches Asset Quality • Dependent upon economic conditions, customer behavior and stimulus Taxes • Effective tax rate expected to be approximately 25% Capital • Strong capital provides flexibility to navigate the impact of the pandemic Note: See the accompanying "Non-GAAP Financial Information," "Glossary of Terms," and "Footnotes" slides for details on the calculations of these metrics, definitions of certain terms, and footnotes used. 24

BUILDING OUR FUTURE 25

BENEFITING FROM CONSOLIDATION Strategy and Future Opportunities A Broader Midwestern View Leveraging Our Strengths • Compelling partner Michigan • Experienced acquirer Wisconsin • Engaged, talented team • Attractive markets, growing opportunities • Significant capital and liquidity Iowa Environment Creating Opportunities, Consolidation Expected Indiana • Locally, ~40 banks with $350mm - $4bn in assets(7) • Opportunities expected in adjacent Midwest markets Aligned With Strategic Priorities Illinois • Building the highest quality team • Diversifying / growing loans and revenues • Balancing investment and risk STRATEGICALLY AND FINANCIALLY COMPELLING Source: SNL Financial Note: See the accompanying "Non-GAAP Financial Information," "Glossary of Terms," and "Footnotes" slides for details on the calculations of these metrics, definitions of certain terms, and footnotes used. 26

RECENT ACQUISITIONS

Recent Acquisition History

Target Company	Founded	Close Date	At Announcement Assets	At Announcement Deposits	At Announcement AUM
Bank Acquisitions					
Bankmanagers Corp.	1915	Mar. 2020	$1.0	$0.8	$0.2
Bridgeview Bancorp	1971	May 2019	$1.3	$1.0	—
Northern States Financial	1962	Oct. 2018	$0.5	$0.4	—
Standard Bancshares	1947	Jan. 2017	$2.5	$2.2	$0.3
NI Bancshares	1867	Mar. 2016	$0.6	$0.6	$0.7
Peoples Bancorp	1999	Dec. 2015	$0.1	$0.1	—
Great Lakes Financial	1896	Dec. 2014	$0.6	$0.5	—
Branch Acquisitions and Non-Bank Acquisitions					
Popular Community	–	Aug. 2014	$0.7	$0.7	—
Northern Oak	1975	Jan. 2019	—	—	$0.8
Premier Asset Management	2001	Feb. 2017	—	—	$0.6
Total			$7.3	$6.3	$2.6

Driving Operating Leverage



3.00%
2.80%
2.60%
2.40%
2.20%
2.81%
2.69%
2.61%
2.46%
2.19%
2016
2017
2018
2019
Q3 '20 (3)(4)
Noninterest Expense, Adj. / Avg Assets, Excl. PPP Loans

Balance of Acquired and Organic Asset Growth(6)(8)



Organic Growth
Acquisitions
Total Asset Growth CAGR of 17%; Organic Asset CAGR of 10%
$10
$2
$8
$11
$2
$9
$14
$4
$10
$16
$5
$11
$18
$6
$12
$20
$7
$13
2015
2016
2017
2018
2019
Q3 '20

Dollars in billions

Source: Company regulatory filings and SNL Financial

Note: See the accompanying "Non-GAAP Financial Information," "Glossary of Terms," and "Footnotes" slides for details on the calculations of these metrics, definitions of certain terms, and footnotes used.

First Midwest Bancorp, Inc.
27

LOOKING AHEAD As course of business begins to normalize, we remain focused on: Our business priorities: talent, Investing in and working to better Executing our strategy. diversification, risk management leverage resources, technology and and systems investments. processes to drive more efficiency and a better client experiences. EVERY ENVIRONMENT CREATES OPPORTUNITY Note: See the accompanying "Glossary of Terms" and "Footnotes" slides for details on the definitions of certain terms and footnotes used. 28

INVESTMENT HIGHLIGHTS ü Premier Midwest-based Commercial Bank with Attractive Operational Footprint ü Relationship-driven Strategy, Supported by Leading Core Deposit Foundation ü Diversified Loan Portfolio and Disciplined Underwriting Drive Strong Credit ü Delivering Excellence(1) Experience Provides Opportunity for Continuous Improvement ü Capital Levels Provide Future Flexibility ü Platform for and Track Record of Integrating Accretive, Attractive Acquisitions Note: See the accompanying "Glossary of Terms" and "Footnotes" slides for details on the definitions of certain terms and footnotes used. 29

FORWARD-LOOKING STATEMENTS This presentation, as well as any oral statements made by or on behalf of First Midwest, may contain certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. In some cases, forward-looking statements can be identified by the use of words such as "may," "might," "will," "would," "should," "could," "expect," "plan," "intend," "anticipate," "believe," "estimate," "outlook," "predict," "project," "probable," "potential," "possible," "target," "continue," "look forward," or "assume" and words of similar import. Forward-looking statements are not historical facts or guarantees of future performance but instead express only management's beliefs regarding future results or events, many of which, by their nature, are inherently uncertain and outside of management's control. It is possible that actual results and events may differ, possibly materially, from the anticipated results or events indicated in these forward-looking statements. First Midwest cautions you not to place undue reliance on these statements. Forward-looking statements speak only as of the date made, and First Midwest undertakes no obligation to update any forward-looking statements. Forward-looking statements may be deemed to include, among other things, statements relating to First Midwest's future financial performance, including the related outlook for 2020, the performance of First Midwest's loan or securities portfolio, the expected amount of future credit reserves or charge-offs, corporate strategies or objectives, including the impact of certain actions and initiatives, anticipated trends in First Midwest's business, regulatory developments, acquisition transactions, estimated synergies, cost savings and financial benefits of announced and completed transactions, growth strategies, including possible future acquisitions, and the continued or potential effects of the pandemic on our business, financial condition, liquidity, loans, asset quality and results of operations. These statements are subject to certain risks, uncertainties and assumptions, including the duration, extent and severity of the pandemic, including the continued effects on our business, operations and employees, as well as on our customers and service providers, and on economies and markets more generally and other risks, uncertainties and assumptions that are discussed under the sections entitled "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in First Midwest's Annual Report on Form 10-K for the year ended December 31, 2019, and in First Midwest's subsequent filings made with the Securities and Exchange Commission ("SEC"). These risks and uncertainties are not exhaustive, and other sections of these reports describe additional factors that could adversely impact First Midwest's business and financial performance. Note: See the accompanying "Glossary of Terms" and "Footnotes" slides for details on the definitions of certain terms and footnotes used. 30

APPENDIX 31

NON-GAAP FINANCIAL INFORMATION The Company's accounting and reporting policies conform to U.S. GAAP and general practices within the banking industry. As a supplement to GAAP, the Company provides non-GAAP performance results, which the Company believes are useful because they assist investors in assessing the Company's operating performance. These non-GAAP financial measures include EPS, adjusted, the efficiency ratio, tax-equivalent NII (including its individual components), tax-equivalent NIM, tax-equivalent NIM, adjusted, noninterest expense, adjusted, ROATCE, ROATCE, adjusted, non-accrual loans, excluding PCD loans, 30-89 days past due loans, excluding PCD loans, NPAs to total loans plus foreclosed assets, excluding PPP loans, NPAs to total loans plus foreclosed assets, excluding PCD and PPP loans, NCOs, excluding PCD loans, NCOs to average loans, excluding PPP loans, NCOs to average loans, excluding PCD and PPP loans, and pre-tax, pre-provision earnings, adjusted. The Company presents EPS, the efficiency ratio, ROATCE, and dividend payout ratio, all adjusted for certain significant transactions. These transactions include optimization costs (Q3 '20), swap termination costs (Q3 '20), A&I related expenses associated with completed and pending acquisitions (Q3 '20, Q2 '20, Q1 '20, Q4 '19, and Q3 '19), and Delivering Excellence implementation costs (Q4 '19 and Q3 '19). Management believes excluding these transactions from EPS, the efficiency ratio, ROATCE, and dividend payout ratio may be useful in assessing the Company's underlying operational performance since these transactions do not pertain to its core business operations and their exclusion may facilitate better comparability between periods. Management believes that excluding A&I related expenses from these metrics may be useful to the Company, as well as analysts and investors, since these expenses can vary significantly based on the size, type, and structure of each acquisition. Additionally, management believes excluding these transactions from these metrics may enhance comparability for peer comparison purposes. Income tax expense, provision for loan losses, and the certain significant transactions listed above are excluded from the calculation of pre-tax, pre-provision earnings, adjusted due to the fluctuation in income before income tax and the level of provision for loan losses required based on the estimated impact of the pandemic on the ACL. Management believes pre-tax, pre-provision earnings, adjusted may be useful in assessing the Company's underlying operational performance and their exclusion may facilitate better comparability between periods and for peer comparison purposes. The Company presents noninterest expense, adjusted, which excludes Delivering Excellence implementation costs and A&I related expenses. Management believes that excluding these items from noninterest expense may be useful in assessing the Company’s underlying operational performance as these items either do not pertain to its core business operations or their exclusion may facilitate better comparability between periods and for peer comparison purposes. The tax-equivalent adjustment to NII and NIM recognizes the income tax savings when comparing taxable and tax-exempt assets. Interest income and yields on tax-exempt securities and loans are presented using the current federal income tax rate of 21%. Management believes that it is standard practice in the banking industry to present net interest income and net interest margin on a fully tax- equivalent basis and that it may enhance comparability for peer comparison purposes. In addition, management believes that presenting tax-equivalent net interest margin, adjusted, and loan yield, excluding accretion, may enhance comparability for peer comparison purposes and is useful to the Company, as well as analysts and investors, since acquired loan accretion income may fluctuate based on the size of each acquisition, as well as from period to period. In management's view, TCE measures are capital adequacy metrics that may be meaningful to the Company, as well as analysts and investors, in assessing the Company's use of equity and in facilitating comparisons with peers. These non-GAAP measures are valuable indicators of a financial institution's capital strength since they eliminate intangible assets from stockholders' equity and retain the effect of accumulated other comprehensive loss in stockholders' equity. The Company presents NPAs to total loans plus foreclosed assets, NCOs, and NCOs to average loans, all excluding PCD and/or PPP loans. Management believes excluding PCD and PPP loans is useful as it facilitates better comparability between periods. Prior to the adoption of CECL on January 1, 2020, PCI loans with an accretable yield were considered current and were not included in past due and non-accrual loan totals and the portion of PCI loans deemed to be uncollectible was recorded as a reduction of the credit-related acquisition adjustment, which was netted within loans. Subsequent to adoption, PCD loans, including those previously classified as PCI, are included in past due and non-accrual loan totals and an ACL on PCD loans is established as of the acquisition date and the PCD loans are no longer recorded net of a credit-related acquisition adjustment. PCD loans deemed to be uncollectible are recorded as a charge-off through the ACL. The Company began originating PPP loans during the second quarter of 2020 and the loans are expected to be forgiven by the Small Business Administration ("SBA") if employee retention criteria are met and funds are used for eligible expenses. Additionally, management believes excluding PCD and PPP loans from these metrics may enhance comparability for peer comparison purposes. Although intended to enhance investors' understanding of the Company's business and performance, these non-GAAP financial measures should not be considered an alternative to GAAP. In addition, these non-GAAP financial measures may differ from those used by other financial institutions to assess their business and performance. See the previously provided tables and the following reconciliations for details on the calculation of these measures to the extent presented herein. Note: See the accompanying "Glossary of Terms" and "Footnotes" slides for details on the definitions of certain terms and footnotes used. 32

NON-GAAP FINANCIAL INFORMATION

	Quarters Ended				
	Q3 '19	Q4 '19	Q1 '20	Q2 '20	Q3 '20
EPS					
Net income	$ 54,545	$ 52,121	$ 19,606	$ 19,064	$ 27,623
Dividends and accretion on preferred stock	—	—	—	(1,037)	(4,033)
Net income applicable to non-vested restricted shares	(465)	(424)	(192)	(187)	(236)
Net income applicable to common shares	$ 54,080	$ 51,697	$ 19,414	$ 17,840	$ 23,354
Optimization costs, net of tax	—	—	—	—	13,782
Swap termination costs, net of tax	—	—	—	—	10,714
Net securities losses (gains), net of tax	—	—	754	—	(10,746)
Acquisition and integration related expenses, net of tax	2,548	3,943	4,104	3,937	661
Delivering Excellence implementation costs, net of tax[1]	175	167	—	—	—
Total adjustments to net income, net of tax	2,723	4,110	4,858	3,937	14,411
Net income applicable to common shares, adjusted	$ 56,803	$ 55,807	$ 24,272	$ 21,777	$ 37,765
Weighted-average common shares outstanding (basic)	109,281	109,059	109,922	113,145	113,160
Dilutive effect of common stock equivalents	381	519	443	191	276
Weighted-average diluted common shares outstanding	109,662	109,578	110,365	113,336	113,436
Basic EPS	$ 0.49	$ 0.47	$ 0.18	$ 0.16	$ 0.21
Diluted EPS	$ 0.49	$ 0.47	$ 0.18	$ 0.16	$ 0.21
Diluted EPS, adjusted[9]	$ 0.52	$ 0.51	$ 0.22	$ 0.19	$ 0.33
Dividends declared per share	$ 0.14	$ 0.14	$ 0.14	$ 0.14	$ 0.14
Dividend payout ratio	28.6 %	29.8 %	77.8 %	87.5 %	66.7 %
Efficiency Ratio Calculation					
Noninterest expense	$ 108,395	$ 116,748	$ 117,331	$ 120,330	$ 131,074
Net OREO expense	(381)	(1,080)	(420)	(126)	(544)
Optimization costs	—	—	—	—	(18,376)
Acquisition and integration related expenses	(3,397)	(5,258)	(5,472)	(5,249)	(881)
Delivering Excellence implementation costs[1]	(234)	(223)	—	—	—
Total noninterest expense for efficiency ratio calculation	$ 104,383	$ 110,187	$ 111,439	$ 114,955	$ 111,273
Tax-equivalent NII[10]	$ 152,019	$ 149,711	$ 144,728	$ 146,389	$ 143,821
Noninterest income	42,951	46,496	39,362	32,991	40,585
Less: swap termination costs	—	—	—	—	14,285
Less: net securities losses (gains)	—	—	1,005	—	(14,328)
Total	$ 194,970	$ 196,207	$ 185,095	$ 179,380	$ 184,363
Efficiency ratio	54 %	56 %	60 %	64 %	60 %

Amounts in thousands, except per share data
Note: See the accompanying "Glossary of Terms" and "Footnotes" slides for definitions of certain terms and footnotes.

First Midwest Bancorp, Inc. 33

NON-GAAP FINANCIAL INFORMATION

	Quarters Ended				
	Q3 '19	Q4 '19	Q1 '20	Q2 '20	Q3 '20
Pre-Tax, Pre-Provision Earnings					
Net Income	$ 54,545	$ 52,121	$ 19,606	$ 19,064	$ 27,623
Income tax expense	18,300	16,392	6,468	6,182	8,690
Provision for credit losses	12,498	9,594	39,532	32,649	15,927
Pre-Tax, Pre-Provision Earnings	$ 85,343	$ 78,107	$ 65,606	$ 57,895	$ 52,240
Adjustments to pre-tax, pre-provision earnings:					
Optimization costs	—	—	—	—	18,376
Swap termination costs	—	—	—	—	14,285
Net securities losses (gains)	—	—	1,005	—	(14,328)
A&I related expenses	3,397	5,258	5,472	5,249	881
Delivering Excellence implementation costs[1]	234	223	—	—	—
Total adjustments	3,631	5,481	6,477	5,249	19,214
Pre-Tax, Pre-Provision Earnings, adjusted	$ 88,974	$ 83,588	$ 72,083	$ 63,144	$ 71,454
Tax-Equivalent NII / NIM					
NII	$ 150,787	$ 148,359	$ 143,575	$ 145,234	$ 142,729
Tax-equivalent adjustment	1,232	1,352	1,153	1,155	1,092
Tax-equivalent NII[10]	$ 152,019	$ 149,711	$ 144,728	$ 146,389	$ 143,821
Less: acquired loan accretion	(9,244)	(9,657)	(6,946)	(6,999)	(7,960)
Tax-equivalent NII, adjusted[10]	$ 142,775	$ 140,054	$ 137,782	$ 139,390	$ 135,861
Average interest-earning assets	$ 15,800,915	$ 15,969,287	$ 16,431,320	$ 18,776,796	$ 19,430,370
NIM[10]	3.82 %	3.72 %	3.54 %	3.13 %	2.95 %
NIM, adjusted[10]	3.59 %	3.48 %	3.37 %	2.98 %	2.79 %
Fee Income Ratio					
Noninterest income	$ 42,951	$ 46,496	$ 39,362	$ 32,991	$ 40,585
Less: other noninterest income	(2,920)	(3,419)	(3,065)	(2,495)	(2,523)
Less: swap termination costs	—	—	—	—	14,285
Less: securities losses (gains)	—	—	1,005	—	(14,328)
Fee-based revenues	40,031	43,077	37,302	30,496	38,019
Tax-equivalent net interest income[10]	152,019	149,711	144,728	146,389	143,821
Total revenue for fee income ratio	$ 192,050	$ 192,788	$ 182,030	$ 176,885	$ 181,840
Fee income ratio[11]	21 %	22 %	20 %	17 %	21 %

Amounts in thousands, except per share data
Note: See the accompanying "Glossary of Terms" and "Footnotes" slides for definitions of certain terms and footnotes.

First Midwest Bancorp, Inc. 34

NON-GAAP FINANCIAL INFORMATION

	Quarters Ended				
	Q3 '19	Q4 '19	Q1 '20	Q2 '20	Q3 '20
Allowance for Credit Losses to Total Loans					
Allowance for credit losses	$ 110,228	$ 109,222	$ 226,701	$ 247,677	$ 246,873
Less: allowance for PPP loans	—	—	—	—	—
Allowance for credit losses, excluding PPP loan allowance	110,228	109,222	226,701	247,677	246,873
Total loans	$ 12,773,319	$ 12,840,330	$ 13,965,017	$ 14,933,658	$ 14,653,188
Less: PPP loans	—	—	—	(1,179,403)	(1,196,538)
Total loans, excluding PPP loans	12,773,319	12,840,330	13,965,017	13,754,255	13,456,650
Allowance to total loans, excluding PPP loans	0.86 %	0.85 %	1.62 %	1.80 %	1.83 %
Non-performing loans / Loans					
Non-performing loans	$ 82,349	$ 87,270	$ 151,651	$ 142,401	$ 147,353
Less: non-accrual PCD loans	—	—	(48,950)	(45,116)	(39,990)
Non-performing loans, excluding non-accrual PCD loans	$ 82,349	$ 87,270	$ 102,701	$ 97,285	$ 107,363
Total loans	$ 12,773,319	$ 12,840,330	$ 13,965,017	$ 14,933,658	$ 14,653,188
Less: PCD loans	—	—	(275,172)	(243,207)	(240,379)
Total loans, excluding PCD loans	$ 12,773,319	$ 12,840,330	$ 13,689,845	$ 14,690,451	$ 14,412,809
Non-performing loans to loans, excluding PCD	0.64 %	0.68 %	0.75 %	0.66 %	0.74 %
Non-performing assets / Loans and Foreclosed assets					
Non-performing assets	$ 109,037	$ 108,961	$ 173,894	$ 162,626	$ 163,493
Less: non-accrual PCD loans	—	—	(48,950)	(45,116)	(39,990)
Non-performing assets, excluding non-accrual PCD loans	$ 109,037	$ 108,961	$ 124,944	$ 117,510	$ 123,503
Total loans, excluding PCD loans	$ 12,773,319	$ 12,840,330	$ 13,689,845	$ 14,690,451	$ 14,412,809
Less: PPP loans	—	—	—	(1,179,403)	(1,196,538)
Foreclosed assets	25,266	20,458	21,027	19,024	15,299
Non-performing loans and foreclosed assets, excluding non-accrual PCD loans	$ 12,798,585	$ 12,860,788	$ 13,710,872	$ 13,530,072	$ 13,231,570
Non-performing assets to total loans plus foreclosed assets, excluding PCD and PPP	0.85 %	0.85 %	0.91 %	0.87 %	0.93 %

Amounts in thousands, except per share data
Note: See the accompanying "Glossary of Terms" and "Footnotes" slides for definitions of certain terms and footnotes.

First Midwest Bancorp, Inc. 35

NON-GAAP FINANCIAL INFORMATION

	Quarters Ended				
	Q3 '19	Q4 '19	Q1 '20	Q2 '20	Q3 '20
Net Charge-offs to average loans					
Total net charge-offs	$ 9,199	$ 10,600	$ 12,114	$ 12,923	$ 15,743
Less: net charge-offs for PCD loans	—	—	(1,720)	(3,833)	(6,923)
Total net charge-offs, excluding PCD loans	$ 9,199	$ 10,600	$ 10,394	$ 9,090	$ 8,820
Total average loans	$ 12,538,189	$ 12,752,389	$ 13,073,005	$ 14,616,798	$ 14,753,648
Less:					
Average PCD loans	—	—	(165,906)	(177,138)	(233,456)
Average PPP loans	—	—	—	(887,977)	(1,194,808)
Total average loans, excluding PCD and PPP loans	$ 12,538,189	$ 12,752,389	$ 12,907,099	$ 13,551,683	$ 13,325,384
Net charge-offs to loans, excluding PCD and PPP loans(3)	0.29 %	0.33 %	0.32 %	0.27 %	0.26 %
Adverse Rated Performing Loans to Corporate Loans, excluding PPP Loans					
Special mention	$ 185,369	$ 188,703	$ 240,826	$ 256,373	$ 395,295
Substandard	171,731	188,811	196,923	193,337	311,430
Adverse rated performing loans	357,100	377,514	437,749	449,710	706,725
Corporate loans	$ 9,760,970	$ 9,569,213	$ 10,542,142	$ 11,408,262	$ 11,112,875
Less: PPP loans	—	—	—	(1,179,403)	(1,196,538)
Total corporate loans, excluding PPP loans	$ 9,760,970	$ 9,569,213	$ 10,542,142	$ 10,228,859	$ 9,916,337
Adverse rated performing loans to corporate loans, excluding PPP loans	3.66 %	3.95 %	4.15 %	4.40 %	7.13 %

Amounts in thousands, except per share data
Note: See the accompanying "Glossary of Terms" and "Footnotes" slides for definitions of certain terms and footnotes.

First Midwest Bancorp, Inc. 36

NON-GAAP FINANCIAL INFORMATION Years Ended Quarter Ended 2016 2017 2018 2019 Q3 '20 Noninterest Expenses to Average Assets Noninterest expense $ 339,500 $ 415,909 $ 416,303 $ 441,395 $ 131,074 Less: Optimization costs — — — — (18,376) Acquisition and integration related expenses (14,352) (20,123) (9,613) (21,860) (881) Delivering Excellence implementation costs(1) — — (20,413) (1,157) — Accounting reclassification (16,594) (15,700) — — — Special bonus — (1,915) — — — Charitable contribution — (1,600) — — — Lease cancellation fee (950) — — — — Total Noninterest expense, adjusted $ 307,604 $ 376,571 $ 386,277 $ 418,378 $ 111,817 Total average assets $ 10,934,240 $ 13,978,693 $ 14,801,581 $ 17,007,061 $ 21,526,695 Less PPP loans — — — — (1,194,808) Average assets, excluding PPP loans $ 10,934,240 $ 13,978,693 $ 14,801,581 $ 17,007,061 $ 20,331,887 Noninterest expense to average assets, adjusted(3) 2.81% 2.69% 2.61% 2.46% 2.19 % Amounts in thousands, except per share data Note: See the accompanying "Glossary of Terms" and "Footnotes" slides for definitions of certain terms and footnotes. 37

GLOSSARY OF TERMS

Adverse rated performing loans - Loans risk rated special mention or substandard, excluding accruing TDRs
Allowance, ACL - Allowance for credit losses
ATM - Automated teller machine
A&I - Acquisition and integration related expenses
AUM - Assets under management
bn - Billion
bps - Basis points
Bridgeview - Bridgeview Bank
C&I - Commercial and industrial
CAGR - Compound annual growth rate
CECL - Current Expected Credit Losses
CET1 - Common equity Tier 1
Core Deposits - Represents demand, savings, NOW, and money market deposits
CRE - Commercial real estate
EPS - Earnings per share
FICO - Fair Issac Corporation
First Midwest or the Company - First Midwest Bancorp, Inc.
Foreclosed Assets - OREO and other foreclosed assets
GAAP - U.S. Generally accepted accounting principles
k - Thousands
LTV - Loan-to-value
mm - Million
MSA - Deposit market share
NCOs - Net charge-offs
NII - Net interest income
NIM - Tax-equivalent net interest margin
NorStates - Northern States Financial Corporation
Northern Oak - Northern Oak Wealth Management, Inc.
NOW - Negotiable order of withdrawal
NPAs - Non-performing assets
NPLs - Non-performing loans
Park - Park Bank
Pandemic - COVID-19 pandemic
PCD - Purchased credit deteriorated
PPP - Paycheck Protection Program
OREO - Other real estate owned
QTD - Quarter-to-date
ROATCE - Return on average tangible common equity
RWA - Risk-weighted assets
SBA - Small Business Administration
SEC - Securities and Exchange Commission
Standard - Standard Bancshares, Inc.
TBV - Tangible book value
TCE - Tangible common equity - represents common stockholders' equity less goodwill and identifiable intangible assets
TDRs - Troubled debt restructurings
U.S. - United States
YTD - Year-to-date

First Midwest Bancorp, Inc. 38

FOOTNOTES (1) The Company initiated certain actions in connection with its Delivering Excellence initiative in the second quarter of 2018, demonstrating the Company's ongoing commitment to provide service excellence to its clients and maximizing both the efficiency and scalability of its operating platform. (2) Refer to the Company's 2020 Annual Meeting Proxy Statement for a detailed list of the Company's peer group. (3) Annualized based on the number of days for each period presented. (4) This financial measure includes certain adjustments. See the accompanying "Non-GAAP Financial Information" slides for detail. (5) Loan data as of December 31, 2009 excludes covered loans. (6) Data as of September 30, 2020 excludes PPP loans. (7) Reflects data for the Chicago-Naperville-Elign, IL-IN-WI (Metro) MSA. (8)Assumes reported assets less acquired assets (based on closed acquisitions at that time, unless otherwise noted) is equivalent to organic asset growth. (9) Adjustments to net income for each period presented are detailed in the EPS non-GAAP reconciliation in the accompanying "Non-GAAP Financial Information" slides. (10) Presented on a tax-equivalent basis, assuming the applicable federal income tax rate of 21%. (11) Fee-based revenues, adjusted divided by total revenue for fee income ratio. 39